EXHIBIT 23.1

Resignation of Larry O'Donnell, CPA, P.C.


September 21, 2010




Infinity Capital Group, Inc.
80 Broad Street, 5th Floor
New York, NY  10004
Ph:  (212) 962-4400


Dear Mr. Greenberg,

This is to confirm that the client-auditor relationship between Infinity Capital Group, Inc. (Commission File Number 000-30999) and Larry O'Donnell, CPA, P.C. has ceased.

Sincerely,

/s/ Larry O'Donnell, CPA, P.C.
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  Larry O'Donnell, CPA, P.C.

cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission